Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Wednesday, October 19, 2005		Director of Investor Relations
408 317-3712

	PR CONTACT:	Ken Ross
VP, Corporate Communications
408 317-3931

Netflix Announces Q3 2005 Financial Results

Subscribers - 3.6 million

Churn - 4.3%

GAAP Net Income - $6.9 million

Non-GAAP Net Income Before Net Settlement Expense - $13.4 million

Los Gatos, Calif. – October 19, 2005 – Netflix (Nasdaq: NFLX) today reported results for the third quarter ended September 30, 2005.

For the third quarter:

•	Revenue was $174.3 million.

•	GAAP net income was $6.9 million. Before net settlement expense, net income was $10.1 million.

•	Non-GAAP net income was $10.2 million. Non-GAAP net income before net settlement expense was $13.4 million.

•	Subscribers increased 61 percent year-over-year to 3.592 million.

•	Churn declined to a record low of 4.3 percent.

“The third quarter provided a good view of the power and potential of the Netflix model, coupling strong subscriber growth with the cost benefits of our increasing scale,” said Reed Hastings, Netflix co-founder and chief executive officer. “Combining the best customer experience with the lowest costs is a powerful formula for success, and we expect that formula to deliver increasingly impressive results in the balance of 2005 and in 2006.”

Third-Quarter 2005 Financial Highlights

Revenue for the third quarter of 2005 was a record $174.3 million, representing 23 percent year-over-year growth from $141.6 million for the third quarter of 2004, and 6 percent quarter-over-quarter growth from $164.5 million for the second quarter of 2005.

GAAP net income for the third quarter of 2005 was $6.9 million, or $0.11 per diluted share, compared to GAAP net income of $18.9 million, or $0.29 per diluted share, for the third quarter of 2004 and GAAP net income of $5.7 million, or $0.09 per diluted share, for the second quarter of 2005. Management had guided to GAAP net income of $2.5 million to $5.3 million.

GAAP net income included the impact of a net settlement expense in the quarter related to a previously announced lawsuit settlement of $3.2 million. The settlement remains subject to court approval. Excluding the net settlement expense, net income was $10.1 million, or $0.15 per diluted share. Management had guided to net income excluding the net settlement expense of $6.5 million to $8.3 million.

Non-GAAP net income was $10.2 million, or $0.16 per diluted share, for the third quarter of 2005, compared to non-GAAP net income of $22.6 million, or $0.35 per diluted share, for the third quarter of 2004 and non-GAAP net income of $9.1 million, or $0.14 per diluted share, for the second quarter of 2005. Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense. Excluding the net settlement expense in the quarter related to a previously announced lawsuit settlement, non-GAAP net income was $13.4 million, or $0.20 per diluted share.

Gross margin for the third quarter of 2005 was 43.2 percent compared to 49.5 percent for the third quarter of 2004 and 39.0 percent for the second quarter of 2005.

Free cash flow1 for the third quarter of 2005 was $7.5 million, compared to $14.1 million in the third quarter of 2004 and $1.8 million for the second quarter of 2005.

Cash provided by operating activities for the third quarter of 2005 was $33.3 million, compared to $49.3 million for the third quarter of 2004 and $36.5 million for the second quarter of 2005.

Subscriber acquisition cost2 for the third quarter of 2005 was $35.69 per gross subscriber addition, compared to $36.973 for the same period of 2004 and $37.25 for the second quarter of 2005.

Churn4 for the third quarter of 2005 was 4.3 percent, compared to 5.6 percent for the third quarter of 2004 and 4.7 percent for the second quarter of 2005. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Subscribers. Netflix ended the third quarter of 2005 with approximately 3,592,000 total subscribers, representing 61 percent year-over-year growth from 2,229,000 total subscribers at the end of the third quarter of 2004 and 12 percent sequential growth from 3,196,000 subscribers at the end of the second quarter of 2005. Net subscriber additions in the quarter were 396,000, compared to 136,000 for the same period of 2004 and 178,000 for the second quarter of 2005.

During the quarter Netflix acquired 921,000 gross subscriber additions, representing 56 percent year-over-year growth from 590,000 gross subscriber additions acquired in the third quarter of 2004 and 30 percent quarter-over-quarter growth from 707,000 gross subscriber additions acquired in the second quarter of 2005.

Of the 3,592,000 total subscribers at quarter end, 95 percent, or 3,423,000, were paid subscribers. The other 5 percent, or 169,000, were free subscribers. Paid subscribers represented 96 percent of total subscribers at the end of the third quarter of 2004 and 97 percent of total subscribers at the end of the second quarter of 2005.

[1]	Free cash flow is defined as cash provided by operating activities less cash used in investing activities excluding purchases and sales of short-term investments.
[2]	Subscriber acquisition cost is defined as the total marketing expense on the Company’s Statement of Operations divided by total gross subscriber additions during the quarter.
[3]	SAC in the third quarter of 2004 excludes costs associated with international operations. Consolidated SAC was $38.18 for the third quarter of 2004.
[4]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

Business Outlook

The Company’s performance expectations for the fourth quarter of 2005 and the full year of 2006 are as follows:

Revised Fourth-Quarter 2005

•	Ending subscribers of 4.0 million to 4.2 million from 3.85 million to 4.05 million

•	Revenue of $191 million to $196 million from $187 million to $193 million

•	GAAP net income of $4.0 million to $7.5 million from $1.0 million to $6.0 million

Full-Year 2006

•	Ending subscribers of at least 5.65 million

•	Revenue of at least $940 million

•	Pretax income of $50 million to $60 million[5]

Float and Trading Plans

The Company estimates the public float at approximately 46,874,645 shares as of September 30, 2005, up 1 percent from 46,279,628 shares as of June 30, 2005, based on registered shares held in street name with the Depository Trust and Clearing Corporation. No outstanding shares are subject to a lock-up agreement of any kind. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 6:00 p.m. Eastern Time / 3:00 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from approximately 6:00 p.m. Pacific Time on October 19, 2005 through October 25, 2005. To listen to a replay, call (719) 457-0820, access code 4417528.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting, and, where specified, excludes the net settlement expense related to a previously announced lawsuit settlement. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than three million subscribers access to over 50,000 DVD titles. Under the company’s most popular program, for $17.99 a month, Netflix subscribers rent as many DVDs as they want and keep them as long as they want, with three movies out at a time. There are no due dates, no late fees and no shipping fees. DVDs are

[5]	Pretax income is defined as income before income taxes as shown on the Company’s Statement of Operations, which line item includes stock based compensation expense.

delivered for free by the USPS from regional shipping centers located throughout the United States. Netflix can reach more than 90 percent of its subscribers with generally one business-day delivery. Netflix offers personalized movie recommendations to its members and has more than 1 billion movie ratings. Netflix also allows members to share and recommend movies to one another through its Friends™ feature. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue and GAAP net income for the fourth quarter of 2005 as well as subscriber growth, revenue and pre-tax income for the full-year 2006. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: impacts arising out of competition, our ability to manage our growth, in particular, managing our subscriber acquisition cost as well as the mix between revenue sharing titles and titles not subject to revenue sharing that are delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; changes in pricing, availability and effectiveness of our advertising; fluctuations in consumer usage of our service, customer spending on DVD players, DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30, 2004	June 30, 2005	September 30, 2005	September 30, 2004	September 30, 2005
Revenues:
Subscription	$140,414	$164,027	$172,740	$359,947	$489,213
Sales	1,230	470	1,577	2,388	3,741

Total revenues	141,644	164,497	174,317	362,335	492,954
Cost of revenues:
Subscription	71,130	99,957	97,878	197,178	291,821
Sales	471	354	1,189	838	2,542

Total cost of revenues	71,601	100,311	99,067	198,016	294,363

Gross profit	70,043	64,186	75,250	164,319	198,591
Operating expenses:
Fulfillment	15,013	17,560	17,544	40,176	51,798
Technology and development	6,325	7,513	8,006	17,016	22,674
Marketing	22,525	26,338	32,867	69,695	95,008
General and administrative	4,122	4,898	8,020	10,538	17,925
Stock-based compensation	3,660	3,423	3,293	12,229	10,995

Total operating expenses	51,645	59,732	69,730	149,654	198,400

Operating income	18,398	4,454	5,520	14,665	191
Other income (expense):
Interest and other income	579	1,246	1,491	1,474	3,788
Interest and other expense	(52)	(3)	(13)	(113)	(54)

Income before income taxes	18,925	5,697	6,998	16,026	3,925
Provision for income taxes	—	13	52	—	109

Net income	$18,925	$5,684	$6,946	$16,026	$3,816

Net income per share:
Basic	$.36	$.11	$.13	$.31	$.07
Diluted	$.29	$.09	$.11	$.25	$.06
Weighted average common shares outstanding:
Basic	52,211	53,190	53,693	51,798	53,237
Diluted	64,449	64,592	66,012	64,797	64,928

Reconciliation of Non-GAAP Financial Measures
(Unaudited)
Non-GAAP net income reconciliation:
Net income	$18,925	$5,684	$6,946	$16,026	$3,816
Add back:
Stock-based compensation	3,660	3,423	3,293	12,229	10,995

Non-GAAP net income	$22,585	$9,107	$10,239	$28,255	$14,811

Non-GAAP net income per share:
Basic	$.43	$.17	$.19	$.55	$.28
Diluted	$.35	$.14	$.16	$.44	$.23
Weighted average common shares outstanding:
Basic	52,211	53,190	53,693	51,798	53,237
Diluted	64,449	64,592	66,012	64,797	64,928

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31,	September 30,
	2004	2005
Assets
Current assets:
Cash and cash equivalents	$174,461	$181,886
Prepaid expenses	2,741	2,918
Prepaid revenue sharing expenses	4,695	3,710
Other current assets	5,449	3,404

Total current assets	187,346	191,918
DVD library, net	42,158	52,735
Intangible assets, net	961	469
Property and equipment, net	18,728	30,415
Deposits	1,600	1,568
Other assets	1,000	1,197

Total assets	$251,793	$278,302

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$49,775	$43,951
Accrued expenses	13,131	20,404
Deferred revenue	31,936	34,400
Current portion of capital lease obligations	68	—

Total current liabilities	94,910	98,755
Deferred rent	600	875

Total liabilities	95,510	99,630
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2004 and September 30, 2005; 52,732,025 and 53,961,946 issued and outstanding at December 31, 2004 and September 30, 2005, respectively	53	54
Additional paid-in capital	292,843	308,123
Deferred stock-based compensation	(4,693)	(1,401)
Accumulated other comprehensive loss	(222)	(222)
Accumulated deficit	(131,698)	(127,882)

Total stockholders’ equity	156,283	178,672

Total liabilities and stockholders’ equity	$251,793	$278,302

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Nine Months Ended
	September 30, 2004	June 30, 2005	September 30, 2005	September 30, 2004	September 30, 2005
Cash flows from operating activities:
Net income	$18,925	$5,684	$6,946	$16,026	$3,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	1,569	2,156	2,424	4,144	6,518
Amortization of DVD library	20,450	25,552	24,477	59,718	72,035
Amortization of intangible assets	453	380	139	1,533	973
Stock-based compensation expense	3,660	3,423	3,293	12,229	10,995
Stock option income tax benefits	—	—	12	—	12
Loss on disposal of short-term investments	—	—	—	274	—
Gain on disposal of DVDs	(941)	(208)	(819)	(1,732)	(2,156)
Non-cash interest expense	11	—		33	11
Changes in operating assets and liabilities:					—
Prepaid expenses and other current assets	(3,478)	(3,219)	1,401	(5,000)	2,853
Accounts payable	5,116	3,579	(12,260)	15,014	(5,824)
Accrued expenses	1,988	(1,979)	6,702	4,215	7,273
Deferred revenue	1,407	1,034	903	8,334	2,464
Deferred rent	108	92	90	246	275

Net cash provided by operating activities	49,268	36,494	33,308	115,034	99,245

Cash flows from investing activities:
Purchases of short-term investments	—	—	—	(586)	—
Proceeds from sale of short-term investments	—	—	—	45,013	—
Purchases of property and equipment	(4,165)	(5,931)	(5,429)	(8,021)	(18,205)
Acquisition of intangible asset	—	—	(481)	—	(481)
Acquisitions of DVD library	(31,986)	(29,218)	(21,939)	(79,639)	(84,197)
Proceeds from sale of DVDs	1,230	470	1,577	2,388	3,741
Deposits and other assets	(206)	22	(10)	(393)	(165)

Net cash used in investing activities	(35,127)	(34,657)	(26,282)	(41,238)	(99,307)

Cash flows from financing activities:
Proceeds from issuance of common stock	373	3,313	3,888	4,497	7,566
Principal payments on notes payable and capital lease obligations	(100)	—	—	(329)	(79)

Net cash provided by financing activities	273	3,313	3,888	4,168	7,487

Effect of exchange rate changes on cash and cash equivalents	(44)	—	—	(44)	—
Net increase in cash and cash equivalents	14,370	5,150	10,914	77,920	7,425
Cash and cash equivalents, beginning of period	153,444	165,822	170,972	89,894	174,461

Cash and cash equivalents, end of period	$167,814	$170,972	$181,886	$167,814	$181,886

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$49,268	$36,494	$33,308	$115,034	$99,245
Purchases of property and equipment	(4,165)	(5,931)	(5,429)	(8,021)	(18,205)
Acquisitions of DVD library	(31,986)	(29,218)	(21,939)	(79,639)	(84,197)
Proceeds from sale of DVDs	1,230	470	1,577	2,388	3,741
Deposits and other assets	(206)	22	(10)	(393)	(165)

Non-GAAP free cash flow	$14,141	$1,837	$7,507	$29,369	$419

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended			As of / Nine Months Ended
	Sept 30, 2004	June 30, 2005	Sept 30, 2005	Sept 30, 2004	Sept 30, 2005
Subscriber information:
Subscribers: beginning of period	2,093	3,018	3,196	1,487	2,610
Gross subscribers additions: during period	590	707	921	1,933	2,573
Gross subscriber additions year-to-year change	54.0%	21.3%	56.1%	71.5%	33.1%
Gross subscriber additions quarter-to-quarter sequential change	1.2%	(25.2%)	30.3%	—	—
Less subscriber cancellations : during period	(454)	(529)	(525)	(1,191)	(1,591)
Subscribers: end of period	2,229	3,196	3,592	2,229	3,592
Subscribers year-to-year change	72.7%	52.7%	61.1%	72.7%	61.1%
Subscribers quarter-to-quarter sequential change	6.5%	5.9%	12.4%	—	—
Free subscribers: end of period	94	87	169	94	169
Free subscribers as percentage of ending subscribers	4.2%	2.7%	4.7%	4.2%	4.7%
Paid subscribers: end of period	2,135	3,109	3,423	2,135	3,423
Paid subscribers year-to-year change	71.9%	53.6%	60.3%	71.9%	60.3%
Paid subscribers quarter-to-quarter sequential change	5.5%	7.7%	10.1%	—	—
Churn	5.6%	4.7%	4.3%	—	—
Subscriber acquisition cost - Consolidated	$38.18	$37.25	$35.69	$36.06	$36.92
Subscriber acquisition cost - U.S.	$36.97	$37.25	$35.69	$35.69	$36.92
Margins:
Gross margin	49.5%	39.0%	43.2%	45.4%	40.3%
Operating margin	13.0%	2.7%	3.2%	4.0%	0.1%
Net margin	13.4%	3.5%	4.0%	4.4%	0.8%
Expenses as percentage of revenues:
Fulfillment	10.6%	10.7%	10.1%	11.1%	10.5%
Technology and development	4.5%	4.6%	4.6%	4.7%	4.6%
Marketing	15.9%	16.0%	18.9%	19.2%	19.3%
General and administrative	2.9%	3.0%	4.6%	2.9%	3.6%

Operating expenses before stock-based compensation	33.9%	34.3%	38.2%	37.9%	38.0%
Stock-based compensation	2.6%	2.0%	1.8%	3.4%	2.2%

Total operating expenses	36.5%	36.3%	40.0%	41.3%	40.2%
Year-to-year change:
Total revenues	96.2%	36.7%	23.1%	89.6%	36.0%
Fulfillment	80.4%	22.2%	16.9%	83.2%	28.9%
Technology and development	33.5%	32.9%	26.6%	30.5%	33.3%
Marketing	84.9%	28.6%	45.9%	97.2%	36.3%
General and administrative	53.9%	49.3%	94.6%	50.1%	70.1%
Operating expenses before stock-based compensation	71.9%	28.6%	38.5%	77.7%	36.4%
Stock-based compensation	31.8%	(17.2)%	(10.0)%	77.6%	(10.1)%
Total operating expenses	68.2%	24.7%	35.0%	77.7%	32.6%